UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report March 13, 2007

(Date of earliest event reported)

DENTSPLY INTERNATIONAL INC

(Exact name of Company as specified in charter)

Delaware	0-16211	39-1434669
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 West Philadelphia Street, York, Pennsylvania 17405

(Address of principal executive offices) (Zip Code)

(717) 845-7511

(Company's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____ Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 13, 2007, Dentsply International Incorporated (“Dentstply”) entered into a purchase agreement with a group of initial purchasers, providing for the issuance by Dentsply of $150 million aggregate principal amount of floating rate Senior Notes due 2010 (the “Notes”) through a private placement. The net proceeds from the offering after deducting placement fees and expenses of the offering was $149.5 million. The obligations of Dentsply and the initial purchasers are subject to the terms and conditions of the Note Purchase Agreement which is attached as exhibit 99.1. For further information in accordance with item 2.03, please reference exhibit 99.1.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. This current report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Item 1.01.	Entry into Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(99.1)	Note Purchase Agreement, dated March 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY INTERNATIONAL INC
(Company)

/s/ Brian M. Addison
Brian M. Addison
Vice President, Secretary and
General Counsel

Date: March 19, 2007